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                                                                    EXHIBIT 99.1


THE MEN'S WEARHOUSE, INC.                             [THE MEN'S WEARHOUSE LOGO]

NEWS RELEASE
                                                        FOR IMMEDIATE RELEASE



                     MEN'S WEARHOUSE CORRECTS SG&A GUIDANCE

HOUSTON - February 25, 2004--The Men's Wearhouse (NYSE: MW) has corrected an error in its news release issued earlier today. The following SG&A margin guidance replaces the prior metric.

                            FISCAL YEAR 2004 GUIDANCE

         o   CORRECTED: S G & A MARGIN

Selling, general and administrative expenses for the first quarter are anticipated to be approximately 32.0% to 32.2% of net sales. For the full year, these expenses are expected to be in the range of 31.3% to 32.3%.

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For additional information on Men's Wearhouse, please visit the company's website at www.menswearhouse.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company's annual report on Form 10-K for the year ended February 1, 2003.

         CONTACT: Claudia Pruitt, Men's Wearhouse  (713) 592-7200
                           Ken Dennard, DRG&E  (713) 529-6600


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